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       Warrants to Purchase 2,500 Shares of $.001 Par Value Common Stock

                                   iRV, INC.
                                   WARRANTS

                             Dated: March 31, 2000


     THIS CERTIFIES that The Rockies Fund, Inc. or its transferees (hereinafter individually or collectively sometimes called the "Holder," whether one or more) is entitled to purchase from iRV, Inc., a Colorado corporation (the "Company"), at the price and during the period as hereinafter specified Shares (the "Shares") of the Company's $.001 par value Common Stock (the "Common Stock").

     These Warrants (the "Warrants") are issued pursuant to a note payable between the Company and the Holder, providing for advisory and consulting services to the Company.

     1. The rights represented by the Warrants shall be exercised at the price, subject to adjustment in accordance with Section 8 and 9 hereof and during the periods as follows:

     During the period beginning March 31, 2000 (the "Effective Date") through March 31, 2002 (the "Expiration Date") inclusive, the Holder shall have the option to purchase Shares hereunder at a price per Share (the "Exercise Price") equal to $2.00.

     After the Expiration date, the Holder shall have no rights to purchase 2,500 shares of iRV, Inc Common Stock.

     2. The rights represented by the Warrants may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Warrants (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercised price then in effect for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of section 6 and subsections (b), (c), and (d) of section 7 hereof. The warrants shall be deemed to have been exercised in whole or part to the extent specified, immediately prior to the close of business on the date the warrants are surrendered and payment is made in accordance with the foregoing provisions of this section2, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days after the rights represented by these Warrants shall have been so exercised.

     3. The Warrants shall not be transferred, sold, assigned, or hypothecated for a period of one-year commencing on the Effective Date. Any such assignment shall be effected by the Holder by (i) executing the form of assignment at the end hereof and (ii) surrendering the Warrants for cancellation at the office or agency of the Company referred to in section 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this section 3; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder. Such transfers shall be made in compliance with the rules and regulations of the National association of Securities Dealers ("NASD") as well as the Securities Act of 1933 (the "Act") and the Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder.

     4. The Company covenants and agrees that all Shares issued hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which the warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares.

     5. The warrants shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6.   Registration of Shares

          (a) The Company shall advise each Holder, whether the Holder holds Warrants or has exercised Warrants and holds Shares of the Company, by written notice at least four (4) weeks prior to the filing of any new registration statement under the Act covering any securities of the Company, for its own account or for the account of others, except for any registration statement filed on Form S-4 or S-8, and will, for a period of ten (10) consecutive years from Effective date, upon the request of the Holder, include in any such new registration statement such information as may be required to permit a public offering of all or any of the Warrants or, all or any of the Shares underlying the Warrants (the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sales in such Holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities, all at no expense to the Holder, and furnish indemnification as set forth in section 7 below.

          (b) If any 50% Holder (as defined below) shall give notice to the Company at any time to the effect that such Holder desires to egister under the Act any or all of the Registrable Securities under such circumstance that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than four (4) weeks after receipt of such notice, file a new registration statement pursuant to the Act, so that such designated Registrable Securities may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its reasonable efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop order) within ninety (90) days after the receipt of such notice, provided, that such Holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. Notwithstanding the notice to the Company by any 50% Holder, the Company is only required to file one demand registration statement pursuant to this subsection 6(b) during the ten-year period beginning on the Effective Date. The 50% Holder may, at its option request the registration of the warrants and/or any of the Registrable Securities in a registration statement made by the Company as contemplated by subsection 6(a) above or in connection with a request made pursuant to this subsection 6(b) prior to acquisition of the Shares issuable upon exercise of the warrants. The 50% Holder may at its option, request such registration statement during the described period with respect to the Warrants and/or the shares, and such registration rights may be exercised by the 50% Holder prior to or subsequent to the exercise of the warrants. Within ten (10) days after receiving any such notice pursuant to this subsection 6(b), the Company shall give notice to each other Holder of warrants, advising that the Company is proceeding with such registration statement and offering to include therein any Warrants held by any other Holder, provided that each such Holder shall furnish the Company with such appropriate information (relating to the intentions of such Holder) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of the registration shall be borne by the Company, except that each Holder shall bear any underwriting discounts or commissions applicable to any of the securities sold by it. The Company will maintain such registration statement current under the Act for a period of at least six
(6) months (and up to an additional three months if requested by any Holder) from the effective date thereof. The Company shall supply prospectuses, and such other documents as any Holder may request in order to facilitate the public sale or other disposition of the Registrable Securities use its reasonable efforts to register and qualify any of the Registrable securities for sale in such states as any such Holder designates (but not if, by so doing, the Company would thereby be required to qualify to do business or submit to the general jurisdiction of the courts therein) and furnish indemnification in the manner provided in the indemnification provisions in section 7 below.

          (c) The term "50%" as used in subsection 6(b) above shall mean the Holder of at least 50% of the Warrant and/or the Shares underlying the Warrants (considered in the aggregate) and shall include any owner or combination of owners of such securities.

     7.   Indemnification

          (a) Whenever pursuant to the Registration of Shares provisions set forth above in section 6 above, a registration statement relating to the Warrants or any of the Registrable Securities is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each Holder of the securities covered by such registration statement, amendment or supplement (each Holder being hereinafter referred to as a "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) a Distributing Holder, and each underwriter (within the meaning of the Act), against any losses, claims, damages or liabilities, joint or several, to which any Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities, or actions in respect thereof, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arise out of or id based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, and final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder or use in preparation thereof.

          (b) Each Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, and each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, or actions in respect thereof, arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, and final prospectus or said amendment or supplement, in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

          (c) Promptly after receipt by an indemnified party under these indemnification provisions of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise then under these indemnification provisions.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. The indemnifying party or parties shall promptly notify the indemnified party of any such election to assume the defense thereof and the indemnifying party will not be liable to such indemnified party under these indemnification provisions for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No settlement shall be made without the consent of the indemnifying party.

     8. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of these warrants shall have the right thereafter, by exercising such Warrants, to purchase the kind and number of Shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, merger, sales or conveyances.

     9. If, prior to the expiration of these Warrants by exercise or by their terms, the Company shall issue any of its shares of Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either such case, the Exercise Price per Share shall be proportionally reduced, and the number of Shares at the time purchasable pursuant to these warrants shall be proportionately increased; and conversely, if the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Exercised Price per share in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to these Warrants shall be proportionately decreased. If the Company shall, at any time during the life of these Warrants declare a dividend payable in cash on its shares of Common Stock and shall at substantially the same time offer to its shareholders a right to purchase new shares of Common Stock from the proceeds of such dividend or for the amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of these warrants be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the shares of Common Stock in shares of any other class of securities convertible into shares of Common Stock shall also, for the purpose of these Warrants, be deemed to have been issued as a share dividend, to the extent that shares of Common Stock are issuable upon the conversion thereof.

     10. This agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado, without regard for the conflict of laws.

     IN WITNESS THEREOF, iRV, Inc. has caused these Warrants to be signed by its duly authorized officers under its corporate seal and these Warrants to be dated March 31, 2000.

                                   iRV, INC.


                                   By:
                                        -------------------------
                                         Bradley-Alison Smith, CFO



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                                 PURCHASE FORM

               (To be signed only upon exercise of the Warrants)


     The undersigned, the holder of______ of the foregoing Warrants, hereby irrevocably elects to exercise the purchase rights represented by such Warrants for, and to purchase thereunder, ________ Shares of iRV, Inc. and herewith makes payment of $ _________ therefor and request that the certificates for Shares be issued in the name (s) of, and delivered to __________________________________________________, whose address (es) is
(are): ____________________________________________________________.

     Dated: ________________________




                                   By: _______________________








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                                 TRANSFER FORM

               (To be signed only upon exercise of the Warrants)


     For no value received, the undersigned hereby sells, assigns, and transfers unto ______________________________________________ the rights to purchase Shares represented by the foregoing Warrants to the extent of _________ Shares and appoints ______________________ attorney to transfer such rights on the books of iRV, Inc., with full power of substitution in the premises.


Dated: ________________________


                                   By: ___________________________